Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

Linster (“Lin”) W. Fox

This Second Amendment (the “Amendment”), is made and entered into as of this 31st day of October, 2012, and is an amendment to that certain Employment Agreement dated as of August 1, 2009, between SHFL entertainment, Inc. formerly known as Shuffle Master, Inc., a Minnesota corporation (“the Company”), and Linster (“Lin”) W. Fox, resident of Nevada (“Employee”) and amended by that certain First Amendment on May 3, 2010 (the “Employment Agreement”).  All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meaning as in the Employment Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, paragraph 1 of the Employment Agreement is deleted in its entirety and replaced with the following:

1.           Employment.  The Company hereby employs Employee as its Executive Vice President and Chief Financial Officer (“CFO”) reporting to the Chief Executive Officer of the Company.  Employee shall perform the normal duties of that position in a U.S. public company.  Subject to the other terms and conditions hereof, Employee’s employment under this Agreement with the Company is for an initial term of approximately three years and six months (the “Term”), beginning August 1, 2009 (the “Commencement Date”), through January 31, 2013.

2.           Except as expressly amended hereby, the Employment Agreement, as amended hereby, is hereby confirmed and ratified by the parties as being and remaining in full force and effect, according to its terms and conditions, and without any further amendments or modifications.

EMPLOYER:		EMPLOYEE:
SHFL ENTERTAINMENT, INC.

By:	/s/ MICHAEL GAVIN ISAACS	/s/ LINSTER W. FOX
	Michael Gavin Isaacs	Linster (“Lin”) W. Fox
Its:	Chief Executive Officer	Chief Financial Officer

APPROVED:
SHFL ENTERTAINMENT COMPENSATIONCOMMITTEE

By:	/s/ DANIEL M. WADE
Daniel M. Wade
Its:	Chairman